Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Fourth Quarter and Full Year 2009 Results

HOUSTON, February 25, 2010 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the fourth quarter and full year 2009.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported net income attributable to Exterran stockholders for the fourth quarter 2009 of $22.6 million, or $0.37 per diluted share, compared to net income attributable to Exterran stockholders for the third quarter 2009 of $18.2 million, or $0.30 per diluted share, and a net loss attributable to Exterran stockholders for the fourth quarter 2008 of $1,055.4 million, or $16.70 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for the fourth quarter 2009 was $16.9 million, or $0.27 per diluted share.  These results include a significantly higher than expected effective tax rate and exclude the following items:
•
$50.0 million benefit related to an insurance recovery on a portion of the loss attributable to the expropriation of our assets and operations in Venezuela, which is recorded in income from discontinued operations, net of tax in our consolidated statements of operations;

•	$22.3 million of gains, primarily on the sale of our Cawthorne Channel investment in Nigeria;
•	$19.0 million of income tax charges related to a legal entity restructuring and a foreign tax assessment for a prior period;
•	$4.3 million non-cash impairment charge related to our North America fleet; and
•	a $2.3 million restructuring charge primarily related to severance and the consolidation of our fabrication facilities in North America.

Revenue was $654.7 million for the fourth quarter 2009, compared to $679.7 million for the third quarter 2009 and $791.9 million for the fourth quarter 2008.  EBITDA, as adjusted (as defined below), was $139.6 million for the fourth quarter 2009, and excludes the benefit related to the Venezuela insurance recovery and the gain on the sale of the Cawthorne Channel investment.  EBITDA, as adjusted, was $161.1 million for the third quarter 2009 and $193.1 million for the fourth quarter 2008.

Net income from continuing operations for the third quarter 2009 attributable to Exterran stockholders, excluding charges, was $24.8 million, or $0.38 per diluted share, and net income from continuing operations for the fourth quarter 2008 attributable to Exterran stockholders, excluding charges, was $43.7 million, or $0.67 per diluted share.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “In the fourth quarter we experienced a continued reduction in our North America contract operations activity levels, although at a moderating rate.  However, we achieved increased revenues and gross margin dollar contribution in our international contract operations business over third quarter results and an improved level of bookings for our product offerings that led to a stabilization of our fabrication backlog.  With a continued focus on operating and capital costs, we generated significant cash flow and reduced our outstanding debt balance by $125 million in the fourth quarter.

“Looking ahead to 2010, we are encouraged by some positive indicators in the North American natural gas market including reduced storage levels, increased drilling activity and a moderate increase in customer inquiry levels across our product lines.  However, overall market conditions remain challenging in this key market, where we will continue to focus on managing our total costs and redeploying our idle units.  In our Latin America and Eastern Hemisphere operations, we will focus on the successful startup of new international contract operations projects throughout 2010.  We expect net capital expenditures of $250 million to $300 million in 2010.  With expected continuing positive cash flow, we plan to continue reducing our debt balances during 2010.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $47.1 million for the fourth quarter 2009, compared to $41.3 million for the third quarter 2009 and $49.1 million for the fourth quarter 2008.  Net income was $3.3 million, or $0.13 per diluted limited partner unit, for the fourth quarter 2009, compared to $2.0 million, or $0.09 per diluted limited partner unit, for the third quarter 2009 and $7.8 million, or $0.39 per diluted limited partner unit, for the fourth quarter 2008.  Excluding a $0.2 million non-cash fleet impairment charge, net income for the fourth quarter 2009 was $3.5 million, or $0.14 per diluted limited partner unit.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $21.6 million for the fourth quarter 2009, compared to $18.4 million for the third quarter 2009 and $23.8 million for the fourth quarter 2008.  Distributable cash flow (as defined below) totaled $13.2 million for the fourth quarter 2009, compared to $10.6 million for the third quarter 2009 and $14.1 million for the fourth quarter 2008.

“Fourth quarter highlights included the completion of the acquisition of an additional 270,000 horsepower from Exterran Holdings on November 10, 2009, which enhanced the distributable cash flow and financial position of Exterran Partners,” commented Mr. Danner, President and Chief Executive Officer of Exterran Partners’ managing general partner.  “In connection with this acquisition, Exterran Partners entered into a new $150 million asset-backed securitization facility, $30 million of which was used to partially fund the transaction and the remainder of which is available to fund additional transactions.”

On January 29, 2010, Exterran Partners announced a cash distribution of $0.4625 per limited partner unit for the fourth quarter 2009, the same level as in the third quarter 2009 and the fourth quarter 2008.  This distribution was paid on February 12, 2010 to unitholders of record as of the close of business on February 9, 2010.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their fourth quarter 2009 earnings release:

•
Teleconference: Thursday, February 25, 2010 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671. International participants should dial 847-413-3362 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 26412721.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, February 25, 2010, until 2:00 p.m. Eastern Time on Thursday, March 4, 2010. To listen to the replay, please dial 888-843-8996 in the United States and Canada, or 630-652-3044 internationally, and enter access code 26412721.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) expenses and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income plus depreciation and amortization expense, impairment charges, non-cash SG&A expenses, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran and its over 10,000 employees have operations in over 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; and the Companies’ financial and operational outlook, including expected levels of cash flows, and ability to fulfill that outlook.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2008, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2008, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
Revenues:
North America contract operations	$154,900	$167,567	$198,964	$695,315	$790,573
International contract operations	109,448	96,420	101,429	391,995	379,817
Aftermarket services	79,312	75,526	97,535	308,873	364,157
Fabrication	311,055	340,193	393,971	1,319,418	1,489,572
	654,715	679,706	791,899	2,715,601	3,024,119
Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	66,033	74,556	82,834	298,714	341,865
International contract operations	40,701	37,850	38,153	149,253	144,906
Aftermarket services	64,994	59,360	79,106	245,886	291,560
Fabrication	265,855	278,036	308,051	1,106,166	1,220,056
Selling, general and administrative	84,529	81,600	90,256	337,620	352,899
Merger and integration expenses	-	-	1,765	-	11,384
Depreciation and amortization	97,028	87,781	85,547	352,785	330,886
Fleet impairment	4,307	-	21,659	90,991	24,109
Restructuring charges	2,330	2,616	-	20,326	-
Goodwill impairment	-	-	1,148,371	150,778	1,148,371
Interest expense	33,577	33,371	33,047	122,845	129,784
Equity in (income) loss of non-consolidated affiliates	(1,541)	1,011	(4,262)	91,154	(23,974)
Other (income) expense, net	(27,797)	(12,768)	4,705	(53,360)	(3,118)
	630,016	643,413	1,889,232	2,913,158	3,968,728
Income (loss) before income taxes	24,699	36,293	(1,097,333)	(197,557)	(944,609)
Provision for (benefit from) income taxes	50,190	13,691	(33,181)	51,667	37,219
Income (loss) from continuing operations	(25,491)	22,602	(1,064,152)	(249,224)	(981,828)
Income (loss) from discontinued operations, net of tax	49,112	(3,834)	12,098	(296,239)	46,752
Net income (loss)	23,621	18,768	(1,052,054)	(545,463)	(935,076)
Less: net income attributable to the noncontrolling interest	(1,036)	(576)	(3,359)	(3,944)	(12,273)
Net income (loss) attributable to Exterran stockholders	$22,585	$18,192	$(1,055,413)	$(549,407)	$(947,349)

Basic income (loss) per common share
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.43)	$0.36	$(16.89)	$(4.12)	$(15.39)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.80	(0.06)	0.19	(4.83)	0.72
Net income (loss) attributable to Exterran stockholders	$0.37	$0.30	$(16.70)	$(8.95)	$(14.67)
Diluted income (loss) per common share
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.43)	$0.35	$(16.89)	$(4.12)	$(15.39)
Income (loss) from discontinued operations attributable to Exterran stockholders	0.80	(0.05)	0.19	(4.83)	0.72
Net income (loss) attributable to Exterran stockholders	$0.37	$0.30	$(16.70)	$(8.95)	$(14.67)
Weighted average common and equivalent shares outstanding:
Basic	61,651	61,579	63,191	61,406	64,580
Diluted	61,651	77,509	63,191	61,406	64,580

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(26,527)	$22,026	$(1,067,511)	$(253,168)	$(994,101)
Income (loss) from discontinued operations, net of tax	49,112	(3,834)	12,098	(296,239)	46,752
Net income (loss) attributable to Exterran stockholders	$22,585	$18,192	$(1,055,413)	$(549,407)	$(947,349)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
Revenues:
North America contract operations	$154,900	$167,567	$198,964	$695,315	$790,573
International contract operations	109,448	96,420	101,429	391,995	379,817
Aftermarket services	79,312	75,526	97,535	308,873	364,157
Fabrication	311,055	340,193	393,971	1,319,418	1,489,572
Total	$654,715	$679,706	$791,899	$2,715,601	$3,024,119

Gross Margin (1):
North America contract operations	$88,867	$93,011	$116,130	$396,601	$448,708
International contract operations	68,747	58,570	63,276	242,742	234,911
Aftermarket services	14,318	16,166	18,429	62,987	72,597
Fabrication	45,200	62,157	85,920	213,252	269,516
Total	$217,132	$229,904	$283,755	$915,582	$1,025,732

Selling, General and Administrative	$84,529	$81,600	$90,256	$337,620	$352,899
% of Revenues	13%	12%	11%	12%	12%

EBITDA, as adjusted (1)	$139,594	$161,072	$193,056	$615,955	$699,925
% of Revenues	21%	24%	24%	23%	23%

Capital Expenditures	$65,341	$74,983	$123,181	$368,901	$465,736
Less: Proceeds from Sale of PP&E	(51,587)	(4,060)	(11,905)	(69,097)	(56,574)
Net Capital Expenditures	$13,754	$70,923	$111,276	$299,804	$409,162

Gross Margin Percentage:
North America contract operations	57%	56%	58%	57%	57%
International contract operations	63%	61%	62%	62%	62%
Aftermarket services	18%	21%	19%	20%	20%
Fabrication	15%	18%	22%	16%	18%
Total	33%	34%	36%	34%	34%

Total Available Horsepower (at period end):
North America contract operations	4,321	4,339	4,570	4,321	4,570
International contract operations	1,234	1,220	1,177	1,234	1,177
Total	5,555	5,559	5,747	5,555	5,747

Total Operating Horsepower (at period end):
North America contract operations	2,867	2,983	3,455	2,867	3,455
International contract operations	1,032	1,015	1,060	1,032	1,060
Total	3,899	3,998	4,515	3,899	4,515

Total Operating Horsepower (average):
North America contract operations	2,920	3,052	3,454	3,143	3,501
International contract operations	1,022	1,025	1,056	1,033	1,038
Total	3,942	4,077	4,510	4,176	4,539

Horsepower Utilization (at period end):
North America contract operations	66%	69%	76%	66%	76%
International contract operations	84%	83%	90%	84%	90%
Total	70%	72%	79%	70%	79%

Fabrication Backlog:
Compression & accessory fabrication	$296,850	$211,012	$395,472	$296,850	$395,472
Production & processing equipment fabrication	515,607	570,751	732,715	515,607	732,715
Total	$812,457	$781,763	$1,128,187	$812,457	$1,128,187

Debt to Capitalization:
Debt	$2,260,936	$2,385,748	$2,512,429	$2,260,936	$2,512,429
Exterran stockholders' Equity	1,639,997	1,606,444	2,043,786	1,639,997	2,043,786
Capitalization	$3,900,933	$3,992,192	$4,556,215	$3,900,933	$4,556,215
Total	58.0%	59.8%	55.1%	58.0%	55.1%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$(25,491)	$22,602	$(1,064,152)	$(249,224)	$(981,828)
Depreciation and amortization	97,028	87,781	85,547	352,785	330,886
Fleet impairment	4,307	-	21,659	90,991	24,109
Restructuring charges	2,330	2,616	-	20,326	-
Investment in non-consolidated affiliates (income) impairment	(1,541)	1,011	-	96,593	-
Goodwill impairment	-	-	1,148,371	150,778	1,148,371
Interest expense	33,577	33,371	33,047	122,845	129,784
Merger and integration expenses	-	-	1,765	-	11,384
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and other related assets used on the Cawthorne Channel Project	(20,806)	-	-	(20,806)	-
Provision for (benefit from) income taxes	50,190	13,691	(33,181)	51,667	37,219
EBITDA, as adjusted (1)	139,594	161,072	193,056	615,955	699,925
Selling, general and administrative	84,529	81,600	90,256	337,620	352,899
Equity in (income) loss of non-consolidated affiliates	(1,541)	1,011	(4,262)	91,154	(23,974)
Investment in non-consolidated affiliates income (impairment)	1,541	(1,011)	-	(96,593)	-
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and other related assets used on the Cawthorne Channel Project	20,806	-	-	20,806	-
Other (income) expense, net	(27,797)	(12,768)	4,705	(53,360)	(3,118)
Gross Margin (1)	$217,132	$229,904	$283,755	$915,582	$1,025,732

Net income (loss) attributable to Exterran stockholders	$22,585	$18,192	$(1,055,413)	$(549,407)	$(947,349)
(Income) loss from discontinued operations	(49,112)	3,834	(12,098)	296,239	(46,752)
Charges, after-tax:
Fleet impairment	2,713	-	14,728	57,324	14,948
Restructuring charges	1,538	1,731	-	13,415	-
Investment in non-consolidated affiliates (income) impairment	(1,541)	1,011	-	88,193	-
Goodwill impairment	-	-	1,095,428	150,778	1,095,428
Merger and integration expenses	-	-	1,094	-	7,058
Gain on sale of our investment in the subsidiary that owns the barge mounted processing plant and other related assets used on the Cawthorne Channel Project	(12,067)	-	-	(12,067)	-
Tax provision related to legal entity restructuring and foreign tax assessment for prior period	18,959	-	-	18,959	-
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$(16,925)	$24,768	$43,739	$63,434	$123,333

Diluted Income (loss) from continuing operations attributable to Exterran stockholders	$(0.43)	$0.35	$(16.89)	$(4.12)	$(15.39)
Adjustment for charges, after-tax, per common share	0.16	0.03	17.56	5.14	17.27
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges (1)	$(0.27)	$0.38	$0.67	$1.02	$1.88

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Revenue	$47,102	$41,317	$49,056	$181,729	$163,712

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	21,320	19,802	21,583	83,480	73,563
Depreciation and amortization	10,398	9,042	8,026	36,452	27,053
Fleet impairment	156	-	-	3,151	-
Selling, general and administrative	7,713	4,961	5,916	24,226	16,085
Interest expense	5,640	5,039	5,826	20,303	18,039
Other (income) expense, net	(1,559)	324	(291)	(1,208)	(1,430)
Total costs and expenses	43,668	39,168	41,060	166,404	133,310
Income before income taxes	3,434	2,149	7,996	15,325	30,402
Income tax expense	117	141	186	541	555
Net income	$3,317	$2,008	$7,810	$14,784	$29,847

General partner interest in net income	$377	$289	$401	$1,354	$1,206

Limited partner interest in net income	$2,940	$1,719	$7,409	$13,430	$28,641

Weighted average limited partners' units outstanding:
Basic	21,798	19,125	19,092	19,786	17,694

Diluted	21,830	19,148	19,097	19,802	17,739

Earnings per limited partner unit:
Basic	$0.13	$0.09	$0.39	$0.68	$1.62

Diluted	$0.13	$0.09	$0.39	$0.68	$1.61

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended						Years Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2009		2009		2008		2009		2008

Revenue	$47,102		$41,317		$49,056		$181,729		$163,712

Gross Margin, as adjusted (1)	$26,938		$23,500		$29,307		$105,495		$102,629

EBITDA, as further adjusted (1)	$21,592		$18,405		$23,838		$83,840		$86,004
% of Revenue	46%		45%		49%		46%		53%

Capital Expenditures	$3,199		$3,341		$7,072		$17,893		$23,434
Less: Proceeds from Sale of Compression Equipment	(4,457)		-		(3,284)		(4,457)		(8,559)
Net Capital Expenditures	$(1,258)		$3,341		$3,788		$13,436		$14,875

Gross Margin percentage, as adjusted	57%		57%		60%		58%		63%

Distributable cash flow (2)	$13,207		$10,633		$14,140		$49,809		$56,996

Distributions per Limited Partner Unit	$0.4625		$0.4625		$0.4625		$1.85		$1.78
Distribution to All Unitholders, including Incentive Distributions	$11,580		$9,277		$9,264		$39,404		$34,165
Distributable Cash Flow Coverage	1.14	x	1.15	x	1.53	x	1.26	x	1.67	x

	December 31,		September 30,		December 31,		December 31,		December 31,
	2009		2009		2008		2009		2008

Debt	$432,500		$384,500		$398,750		$432,500		$398,750
Total Partners' Capital	$258,308		$173,809		$175,468		$258,308		$175,468
Total Debt to Capitalization	63%		69%		69%		63%		69%
EBITDA, as further adjusted (1) to Interest Expense	3.8	x	3.8	x	4.1	x	4.1	x	4.8	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$3,317	$2,008	$7,810	$14,784	$29,847
Income tax expense	117	141	186	541	555
Depreciation and amortization	10,398	9,042	8,026	36,452	27,053
Fleet impairment	156	-	-	3,151	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	1,708	1,985	1,938	7,798	12,600
Non-cash selling, general and administrative costs	256	190	52	811	(2,090)
Interest expense, net of interest income	5,640	5,039	5,826	20,303	18,039
EBITDA, as further adjusted (1)	21,592	18,405	23,838	83,840	86,004
Cash selling, general and administrative costs	7,457	4,771	5,864	23,415	18,175
Less: cap on selling, general and administrative costs provided by EXH	(552)	-	(104)	(552)	(120)
Less: other (income) expense, net	(1,559)	324	(291)	(1,208)	(1,430)
Gross Margin, as adjusted for operating cost caps provided by EXH (1)	26,938	23,500	29,307	105,495	102,629
Other income (expense), net	1,559	(324)	291	1,208	1,430
Expensed acquisition costs	452	324	-	803	-
Less: Gain on sale of compression equipment	(2,011)	-	(316)	(2,011)	(1,435)
Less: Cash interest expense	(5,420)	(4,915)	(5,750)	(19,697)	(17,567)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(6,905)	(4,771)	(5,760)	(22,863)	(18,055)
Less: Income tax expense	(117)	(141)	(186)	(541)	(555)
Less: Maintenance capital expenditures	(1,289)	(3,040)	(3,446)	(12,585)	(9,451)
Distributable cash flow (2)	$13,207	$10,633	$14,140	$49,809	$56,996

Cash flows from operating activities	$5,759	$16,182	$17,142	$55,936	$43,268
Amortization of debt issuance cost	(184)	(87)	(39)	(457)	(285)
Amortization of fair value of acquired interest rate swaps	(37)	(37)	(37)	(149)	(187)
Provision for doubtful (benefit from) doubtful accounts	(401)	150	(116)	(627)	(159)
Cap on operating and selling, general and administrative costs provided by EXH	1,708	1,985	1,938	7,798	12,600
Interest expense, net of interest income	5,640	5,039	5,826	20,303	18,039
Expensed acquisition costs	452	324	-	803	-
Cash interest expense	(5,420)	(4,915)	(5,750)	(19,697)	(17,567)
Maintenance capital expenditures	(1,289)	(3,040)	(3,446)	(12,585)	(9,451)
Change in assets and liabilities	6,979	(4,968)	(1,378)	(1,516)	10,738
Distributable cash flow (2)	$13,207	$10,633	$14,140	$49,809	$56,996

Net income	$3,317	$2,008	$7,810	$14,784	$29,847
Fleet impairment	156	-	-	3,151	-
Net income, excluding charge	$3,473	$2,008	$7,810	$17,935	$29,847

Diluted earnings per limited partner unit	$0.13	$0.09	$0.39	$0.68	$1.61
Adjustment for charge per limited partner unit	0.01	-	-	0.15	-
Diluted earnings per limited partner unit, excluding charge (1)	$0.14	$0.09	$0.39	$0.83	$1.61

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008

Total Available Horsepower (at period end)	1,304	1,039	1,026	1,304	1,026

Total Operating Horsepower (at period end)	1,050	808	909	1,050	909

Average Operating Horsepower	908	819	908	878	754

Horsepower Utilization:
Spot (at period end)	81%	78%	89%	81%	89%
Average	79%	79%	89%	82%	90%

Combined U.S. Contract Operations Horsepower of Exterran Holdingsand Exterran Partners covered by contracts converted to serviceagreements (at period end)	1,764	1,822	1,730	1,764	1,730

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdingsand Exterran Partners (at period end)	4,213	4,233	4,459	4,213	4,459

% of U.S. Contract Operations Available Horsepower of Exterran Holdings and Exterran Partners covered by contracts converted to service agreements (at period end)	42%	43%	39%	42%	39%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdingsand Exterran Partners (at period end)	2,813	2,927	3,390	2,813	3,390

% of U.S. Contract Operations Operating Horsepower of ExterranHoldings and Exterran Partners covered by contracts converted to service agreements (at period end)	63%	62%	51%	63%	51%